Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Report and, if not defined in this Report, the Proxy Statement/Prospectus.

Introduction

The following unaudited pro forma condensed combined financial information of Symbotic Inc. (formerly known as SVF Investment Corp. 3) (prior to the Domestication, “SVF 3,” and after the Domestication, “Symbotic Inc.”) present the combination of the financial information of SVF Investment Corp. 3 and Warehouse, adjusted to give effect to the Business Combination, the Redemptions, the Forward Purchase, the PIPE Investment and the Unit Purchase. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X which provides pro forma adjustment criteria with requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). Symbotic Inc. has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

SVF 3 was a blank check company originally incorporated on December 11, 2020 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses or entities.

Symbotic develops, commercializes, and deploys innovative, end-to-end technology solutions that dramatically improve supply chain operations. Symbotic currently automates the processing of pallets and cases in large warehouses or distribution centers for some of the largest retail companies in the world. Its systems enhance operations at the front end of the supply chain, and therefore benefit all supply partners further down the chain, irrespective of fulfillment strategy.

SVF 3 and Warehouse had different fiscal years. SVF 3’s fiscal year ended December 31 whereas Warehouse’s fiscal year ended on the last Saturday of September (e.g., September 25, 2021 for its latest fiscal year end). The unaudited pro forma condensed combined financial information has been prepared utilizing Warehouse’s fiscal year end as that will be the year end for Symbotic Inc.

The unaudited pro forma condensed combined balance sheet as of March 26, 2022 combines the historical balance sheet of SVF 3 as of March 31, 2022 with the historical balance sheet of Warehouse as of March 26, 2022. The unaudited pro forma condensed combined balance sheet as of March 26, 2022 assumes that the Business Combination occurred on March 26, 2022.

The unaudited pro forma condensed combined statement of operations for six months ended March 26, 2022 combines the historical results of SVF 3 for six months ended March 31, 2022 with the historical results of Warehouse for its six months ended March 26, 2022.

The unaudited pro forma condensed combined statement of operations for twelve months ended September 25, 2021 combines the historical results of SVF 3 for its fiscal year ended December 31, 2021 with the historical results of Warehouse for its fiscal year ended September 25, 2021. The unaudited pro forma condensed combined statement of operations for the year ended September 25, 2021 presents the Business Combination as if it had been consummated on September 27, 2020.

The historical financial information of SVF 3 was derived from the audited financial statements as of and for the year ended December 31, 2021, included in its Annual Report on Form 10-K filed with the SEC on March 23, 2022; unaudited financial statements as of and for the nine months ended September 30, 2021, included in its Quarterly Report on Form 10-Q filed with the SEC on January 26, 2022, and the unaudited financial statements as of and for the three months ended March 31, 2022, included in its Quarterly Report on Form 10-Q filed with the SEC on May 13, 2022. The historical statement of operations of SVF for six months ended March 31, 2022 was calculated by summation of the amounts derived by subtracting the statement of operations for nine months ended September 30, 2021 from the statement of operations for year ended December 31, 2021 and the statement of operations for three months ended March 31, 2022. The historical financial information of Warehouse was derived from the unaudited consolidated financial statements as of and for six months ended March 26, 2022 and audited consolidated financial statements as of and for the year ended September 25, 2021, incorporated by reference into this Report. This information should be read together with the SVF 3’s and Warehouse’s financial statements and related notes, the sections titled “SVF 3’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Symbotic’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information which is incorporated by reference into this Report.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Business Combination and related transactions occurred on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Symbotic Inc. They should be read in conjunction with the historical financial statements and notes thereto of SVF 3 and Warehouse.

The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and is subject to change as additional information becomes available and analyses are performed.

Description of the Business Combination

On December 12, 2021, (a) SVF 3 and Merger Sub, a wholly owned subsidiary of SVF 3, entered into the Merger Agreement with Warehouse and Symbotic Holdings, a wholly owned subsidiary of Warehouse, and (b) Warehouse and Symbotic Holdings entered into the Company Merger Agreement. Following the consummation of the Company Merger Agreement, the Merger Agreement, the transactions contemplated thereby and the related matters described herein , (i) Warehouse merged with and into Symbotic Holdings, with Symbotic Holdings surviving the merger and (ii) immediately thereafter, Merger Sub merged with and into Interim Symbotic, with Interim Symbotic surviving the merger as a subsidiary of the Post-Combination Company. Prior to the consummation of the Merger, SVF 3 transferred by way of continuation from the Cayman Islands and domesticated as a Delaware corporation. Following the Domestication and simultaneously with the Closing, SVF 3 changed its corporate name to “Symbotic Inc.”

The aggregate consideration paid to unitholders of Warehouse in the Business Combination was based on an equity value for Warehouse equal to the sum of (i) $4,500,000,000, plus (ii) the Repurchase Amount, plus (iii) the amount of any cash received or paid by Warehouse on or prior to the Closing in connection with the settlement of any Warehouse warrants. The Repurchase Amount is an amount equal to (i) $126,000,000 plus (ii) the Net Warrant Exercise Proceeds, provided that the Repurchase Amount shall not exceed $300,000,000 or be less than $0. On December 15, 2021 and May 20, 2022, Walmart consummated the gross exercise of vested warrant units for $173,795,651 and for $103,980,327 respectively, and therefore, the Net Warrant Exercise Proceeds and the Repurchase Amount was $277,775,978 and $300,000,000, respectively.

The organizational structure following the Business Combination is what is commonly referred to as an “Up-C” structure. The Up-C structure allows unit holders of Warehouse to retain their direct equity ownership in New Symbotic Holdings, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of New Symbotic Holdings Common Units following the Business Combination.

Following the Company Reorganization, each unit of Warehouse (other than the Warehouse Dissenting Units) was converted into the right to receive a number of Interim Symbotic Common Units equal to (i) the amount such unit of Warehouse would have been entitled to receive had the Equity Value been distributed in cash pursuant to the Fifth Amended and Restated Limited Liability Company Agreement of Warehouse, dated as of April 30, 2021, divided by (ii) $10.00.

Following the consummation of the Company Reorganization, upon the effectiveness of the Merger, each Interim Symbotic Common Unit was converted into (a) the right to receive a number of New Symbotic Holdings Common Units equal to the Exchange Ratio; (b) with respect to the Interim Symbotic Common Units held by the Symbotic Founder, certain family members of the Symbotic Founder and certain affiliated entities and trusts of the Symbotic Founder and his family members, the right to receive a number of Post-Combination Company’s Class V-3 common stock, equal to the number of New Symbotic Holdings Common Units received by such party, (c) with respect to Interim Symbotic Common Units held by holders other than those set forth in clause (b), the right to receive a number of the Post-Combination Company’s Class V-1 common stock equal to the number of New Symbotic Holdings Common Units received by such party, and (d) the contingent right to receive certain Earnout Interests as described below. Class V-1 and Class V-3 common stock are non-economic voting shares in Symbotic Inc.; Class V-1 common stock have one vote per share and Class V-3 common stock have three votes per share.

Following (but on the date of) the Closing, pursuant to the Unit Purchase Agreement, the Post-Combination Company purchased from an affiliated entity of the Symbotic Founder an aggregate number of New Symbotic Holdings Common Units equal to the Repurchase Amount, divided by $10.00, in each case, at a price of $10.00 per Purchase Unit in cash.

Following the Closing, SVF 3 entered into the Tax Receivable Agreement with the TRA Holders and New Symbotic Holdings. Pursuant to the Tax Receivable Agreement, Symbotic Inc. is generally required to pay the TRA Holders 85% of the amount of the cash savings, if any, in U.S. federal and state income tax that the Post-Combination Company actually realizes (or is deemed to realize in certain circumstances) in periods after the Closing as a result of (i) the existing tax basis in certain assets of New Symbotic Holdings that is allocable to the relevant New Symbotic Holdings Common Units, (ii) any step-up in tax basis in New Symbotic Holdings’ assets resulting from (a) certain purchases of New Symbotic Holdings Common Units (including the purchases of the Purchase Units pursuant to the Unit Purchase Agreement), (b) future exchanges of New Symbotic Holdings Common Units for cash or shares of the Post-Combination Company’s Class A common stock, (c) certain distributions (if any) by New Symbotic Holdings and (d) payments under the Tax Receivable Agreement, and (iii) tax benefits related to imputed interest deemed to be paid by the Post-Combination Company as a result of payments under the Tax Receivable Agreement. No Tax Receivable Agreement liability has been recorded and the pro forma presentation has not given effect to any TRA adjustment.

If holders of New Symbotic Holdings Common Units were to exchange all of their units, the Post-Combination Company would recognize a deferred tax asset related to the Tax Receivable Agreement of approximately $1,632.1 million and a liability under the Tax Receivable Agreement of approximately $1,387.3 million, assuming: (i) all exchanges or purchases occurred on the same day; (ii) a price of $10.00 per share of Class A common stock; (iii) a constant corporate tax rate of 25.1%; (iv) that the Post-Combination Company will have sufficient taxable income to utilize the tax benefits; and (v) no material changes in tax law. For each $1.00 increase (decrease) in the assumed share price of $10.00 per share of Class A common stock, the deferred tax asset related to the Tax Receivable Agreement would increase (decrease) by approximately $152.8 million and the related liability would increase (decrease) by approximately $129.9 million, assuming that the number of units exchanged, and corporate tax rate remain the same. These amounts are estimates and have been prepared for informational purposes only. The actual amount of deferred tax assets and related liabilities that the Post-Combination Company will recognize will differ based on, among other things, the timing of exchanges, the price per share of Class A common stock at the time of exchange, and the tax rates then in effect.

In connection with the execution of the Merger Agreement, SVF 3 entered into Subscription Agreements with certain parties subscribing for shares of Class A common stock pursuant to which the Subscribers have purchased 20,500,000 shares of Class A common stock at a purchase price of $10.00 per share for an aggregate purchase price of $205,000,000 in connection with the consummation of the Business Combination.

In connection with the SVF 3 IPO, SVF 3 entered into a Forward Purchase Agreement with an affiliate of the Sponsor, pursuant to which the Forward Purchase Investor subscribed for 15,000,000 SVF Class A Ordinary Shares and elected to purchase up to an additional 5,000,000 SVF Class A Ordinary Shares, in each case, at $10.00 per share. The Forward Purchase was consummated immediately prior to the consummation of the Merger.

Earnout Interests and Sponsor Shares

The holders of outstanding New Symbotic Holdings Common Units as of the Effective Time also have contingent rights to receive up to an aggregate of 20,000,000 New Symbotic Holdings Common Units and an equal number of shares of the Post-Combination Company’s Class V-1 common stock (or such other shares or other securities into which such New Symbotic Holdings Common Units and/or the Post-Combination Company’s Class V-1 common stock are converted, exchanged, reclassified or otherwise changed, as the case may be, from time to time). Each holder of New Symbotic Holdings Common Units will be entitled to receive their pro rata share of the Earnout Interests in three tranches upon the occurrence of the following milestones on or prior to the seventh anniversary of the Closing: (i) a one-time issuance of 6,666,667 Earnout Interests on the first date on which the Earnout VWAP Price is greater than or equal to $12.00; (ii) a one-time issuance of 6,666,667 Earnout Interests on the first date on which the Earnout VWAP Price is greater than or equal to $14.00; and (iii) a one-time issuance of 6,666,666 Earnout Interests on the first date on which the Earnout VWAP Price is greater than or equal to $16.00.

Following the consummation of the Business Combination, the 9,040,000 Sponsor Shares converted to the Post-Combination Company’s Class A common stock. Pursuant to the Sponsor Letter Agreement, (i) 60% or 5,424,000 Sponsor Shares vested at the Closing, (ii) 20% or 1,808,000 Sponsor Shares will vest at such time as Triggering Event I occurs on or before the seventh anniversary of the Closing, and (iii) 20% or 1,808,000 of the Sponsor Shares will vest at such as Triggering Event II occurs on or before the seventh anniversary of the Closing. Any Sponsor Shares that remain unvested after the seventh anniversary of the Closing will be forfeited.

The Earnout Interests and unvested Sponsor Shares are classified within equity on the unaudited pro forma condensed combined balance sheet.

Accounting for the Business Combination

The Business Combination was accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, SVF 3 was treated as the “acquired” company for financial reporting purposes with Warehouse considered to be the accounting acquirer. The Symbotic Founder, certain family members of the Symbotic Founder and certain affiliated entities and trusts of the Symbotic Founder and his family members continue to control Warehouse before and after the Business Combination. As there is no change in control, Warehouse has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•

The Symbotic Founder, certain family members of the Symbotic Founder and certain affiliated entities and trusts of the Symbotic Founder and his family members have a majority of the voting power of the Post-Combination Company;

•

The Symbotic Founder, certain family members of the Symbotic Founder and certain affiliated entities and trusts of the Symbotic Founder and his family members have the ability to nominate and represent majority of the Post-Combination Company’s Board;

•	Warehouse’s former management comprises the vast majority of the management and executive positions of the Post-Combination Company.

Accordingly, although SVF 3 is the legal parent company, for accounting purposes, the financial statement of the combined entity will represent a continuation of financial statement of Warehouse, with the Business Combination treated as the equivalent of Warehouse issuing stock for the net assets of SVF 3, accompanied by a recapitalization. The net assets of Warehouse are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Warehouse.

The following summarizes the pro forma shares of common stock of the Post-Combination Company outstanding immediately after the Closing of the Business Combination:

	Shares	%
Class A - Public Stockholders	4,540,146	0.9%
Class A - Sponsor Shares (1)(4)	5,624,000	1.1%

Total Company	10,164,146	2.0%
Class A - Subscription Agreements	20,500,000	3.9%
Class A - Forward Purchase Agreement	20,000,000	3.8%
Class V-1 - Warehouse (1)(2)(3)	60,844,573	11.5%
Class V-3 - Warehouse (3)	416,933,025	78.8%

Total Shares at Closing	528,441,744	100.0%

(1) Excludes 20,000,000 Earnout Interest and 3,616,000 Sponsor Shares subject to vesting based on achievement of certain share price targets.
(2) Excludes approximately 15,870,411 unvested Warehouse warrants.
(3) Class V-1 and V-3 common stock are non-economic and carry one and three votes per share, respectively, whereas Class A Common Stock are economic shares and have one vote per share.
(4) Includes 200,000 shares issued as part of a working capital loan settlement.

The following unaudited pro forma condensed combined balance sheet as of March 26, 2022 and the unaudited pro forma condensed combined statements of operations for the six months ended March 26, 2022 and year ended September 25, 2021 are based on the historical financial statements of SVF 3 and Warehouse.

POST-COMBINATION COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in thousands, except share and per share data)

	As of March 26, 2022	As of March 31, 2022
	Warehouse (Historical)	SVF 3 (Historical)	Combined	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$259,044	$3,282	$262,326	$205,000	A	$447,280
				200,000	B
				103,980	C
				320,043	D
				(62,537)	E
				(6,706)	G
				(300,000)	K
				(274,826)	M
Accounts receivable	28,598	—	28,598	—		28,598
Inventories	72,339	—	72,339	—		72,339
Deferred expenses, current	9	—	9	—		9
Prepaid expenses and other current assets	27,315	737	28,052	—		28,052

Total current assets	387,305	4,019	391,324	184,954		576,278
Property and equipment, at cost	40,346	—	40,346	—		40,346
Less: Accumulated depreciation	(21,145)	—	(21,145)	—		(21,145)

Property and equipment, net	19,201	—	19,201	—		19,201
Intangible assets, net	944	—	944	—		944
Other long-term assets	341	—	341	—		341
Investments held in trust account	—	320,043	320,043	(320,043)	D	—

Total assets	$407,791	$324,062	$731,853	$(135,089)		$596,764

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	55,751	204	55,955	(204)	G	55,751
Accrued expenses	23,382	4,505	27,887	(4,505)	G	23,382
Sales tax payable	11,185	—	11,185			11,185
Deferred revenue, current	206,291	—	206,291			206,291
Due to related party	—	3,997	3,997	(1,997)	G	—
				(2,000)	F

Total current liabilities	296,609	8,706	305,315	(8,706)		296,609
Deferred revenue, long term	262,787	—	262,787	(16,153)	C	246,634
Other long-term liabilities	4,423	—	4,423			4,423
Deferred underwriting commissions	—	11,200	11,200	(11,200)	E	—

Total liabilities	563,819	19,906	583,725	(36,059)		547,666
Commitments and contingencies:
SVF 3 class A ordinary shares subject to possible redemption, $0.0001 par value	—	320,000	320,000	(320,000)	H	—
Stockholders’ equity (deficit):
Warehouse preferred units, class B-1	238,085	—	238,085	(238,085)	K	—
Warehouse preferred units, class B	470,482	—	470,482	(470,482)	K	—
Warehouse common units, class C	168,613	—	168,613	(168,613)	K	—
Warehouse common voting units, class A	217,604	—	217,604	120,133	C	—
				(337,737)	K
SVF 3 class A ordinary shares	—	—	—	2	B	—
				3	H
				(5)	I
SVF 3 class B ordinary shares	—	1	1	(1)	I	—
Symbotic Inc. class A common stock	—	—	—	2	A	5
				6	I
	—	—		(3)	M
Symbotic Inc. class B common stock	—	—	—	—	I	—
Symbotic Inc. class V-1 common stock	—	—	—	6	K	6
Symbotic Inc. class V-3 common stock	—	—	—	42	K	42
Additional paid-in capital			—	204,998	A	1,256,187
				199,998	B
				(36,785)	E
				2,000	F
				319,997	H
				—	I
				(30,397)	J
				914,869	K
				(43,670)	L
				(274,823)	M
Accumulated deficit	(1,248,771)	(15,845)	(1,264,616)	(14,552)	E	(1,248,771)
				30,397	J
Accumulated other comprehensive loss	(2,041)	—	(2,041)			(2,041)

Equity attributable to stockholders	(1,033,208)	(15,844)	(1,049,052)	1,054,480		5,428
Noncontrolling interest	—	—	—	43,670	L	43,670

Total stockholders’ equity	(1,033,208)	(15,844)	(1,049,052)	1,098,150		49,098

Total liabilities and stockholders’ equity (deficit)	$407,791	$324,062	$731,853	$(135,089)		$596,764

POST-COMBINATION COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

SIX MONTHS ENDED MARCH 26, 2022

(in thousands, except share and per share data)

	Six Months Ended March 26, 2022	Six Months Ended March 31, 2022
	Warehouse (Historical)	SVF 3 (Historical)	Combined	Transaction Accounting Adjustments		Pro Forma Combined
Revenues:
Systems	$160,794	$—	$160,794	$—		$160,794
Software subscriptions and support	1,940	—	1,940	—		1,940
Operation services	10,614	—	10,614	—		10,614

Total revenues	173,348	—	173,348	—		173,348
Cost of revenues:
Systems	128,460	—	128,460	—		128,460
Software subscriptions and support	1,955	—	1,955	—		1,955
Operation services	11,559	—	11,559	—		11,559

Total cost of revenues	141,974	—	141,974	—		141,974

Gross profit (loss)	31,374	—	31,374	—		31,374

Operating expenses:
Research and development expenses	45,539	—	45,539	—		45,539
Selling, general, and administrative expenses	38,871	3,769	42,640	—		42,640
General and administrative expenses—related party	—	60	60	(60)	CC	—

Total operating expenses	84,410	3,829	88,239	(60)		88,179

Operating loss	(53,036)	(3,829)	(56,865)	60		(56,805)

Other income net	80	32	112	(32)	AA	80

Loss before income tax	(52,956)	(3,797)	(56,753)	28		(56,725)

Income tax benefit	—	—	—	—		—

Net loss	$(52,956)	$(3,797)	$(56,753)	$28		$(56,725)

Net Loss attributable to noncontrolling interests	—	—	—	(51,223)	DD	(51,223)

Net loss attributable to stockholders	$(52,956)	$(3,797)	$(56,753)	$51,251		$(5,502)

Weighted average units used in computing loss per share attributable to Class A Units and Class C Units - basic and diluted	6,682,894
Net loss per unit attributable to Class A Units and Class C Units - basic and diluted	$(10.51)
Weighted average shares outstanding of Class A ordinary shares - basic and diluted		32,000,000
Net loss per ordinary share, Class A ordinary shares - basic and diluted		$(0.09)
Weighted average shares outstanding of Class B ordinary shares - basic and diluted		9,040,000
Weighted average shares outstanding of Class A common stock - basic and diluted		$(0.09)				50,664,146
Net loss per share of Class A stock - basic and diluted						$(0.11)

POST-COMBINATION COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED SEPTEMBER 25, 2021

(in thousands, except share and per share data)

	Year Ended September 25, 2021	Year Ended December 31, 2021
	Warehouse (Historical)	SVF 3 (Historical)	Combined	Transaction Accounting Adjustments		Pro Forma Combined
Revenues:
Systems	$227,563	$—	$227,563	$—		$227,563
Software subscriptions and support	4,009	—	4,009	—		4,009
Operation services	20,341	—	20,341	—		20,341

Total revenues	251,913	—	251,913	—		251,913
Cost of revenues:
Systems	216,577	—	216,577	—		216,577
Software subscriptions and support	2,962	—	2,962	—		2,962
Operation services	21,927	—	21,927	—		21,927

Total cost of revenues	241,466	—	241,466	—		241,466

Gross profit (loss)	10,447	—	10,447	—		10,447

Operating expenses:
Research and development expenses	73,386	—	73,386	—		73,386
Selling, general, and administrative expenses	59,442	6,392	65,834	14,552	BB	80,386
General and administrative expenses—related party	—	100	100	(100)	CC	—

Total operating expenses	132,828	6,492	139,320	14,452		153,772

Operating loss	(122,381)	(6,492)	(128,873)	(14,452)		(143,325)

Other income net	67	16	83	(16)	AA	67

Loss before income tax	(122,314)	(6,476)	(128,790)	(14,468)		(143,258)

Income tax benefit	—	—	—	—		—

Net loss	$(122,314)	$(6,476)	$(128,790)	$(14,468)		$(143,258)

Net Loss attributable to noncontrolling interests	—	—	—	(116,222)	DD	(116,222)

Net loss attributable to stockholders	$(122,314)	$(6,476)	$(128,790)	$101,754		$(27,036)

Weighted average units used in computing loss per share attributable to Class A Units and Class C Units - basic and diluted	6,426,203
Net loss per unit attributable to Class A Units and Class C Units - basic and diluted	$(24.16)
Weighted average shares outstanding of Class A ordinary shares - basic and diluted		25,950,685
Net loss per ordinary share, Class A ordinary shares - basic and diluted		$(0.19)
Weighted average shares outstanding of Class B ordinary shares - basic and diluted		8,654,356
Net loss per ordinary share, Class B ordinary shares - basic and diluted		$(0.19)
Weighted average shares outstanding of Class A common stock - basic and diluted						50,664,146
Net loss per share of Class A stock - basic and diluted						$(0.53)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded in accordance with GAAP. Under this method of accounting, SVF 3 was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Warehouse issuing stock for the net assets of SVF 3, accompanied by a recapitalization.

The unaudited pro forma condensed combined balance sheet as of March 26, 2022 assumes that the Business Combination occurred on March 26, 2022. The unaudited pro forma condensed combined statements of operations for the six months ended March 26, 2022 and year ended September 25, 2021 present pro forma effect to the Business Combination as if it had been completed on September 27, 2020.

The unaudited pro forma condensed combined balance sheet as of March 26, 2022 has been prepared using, and should be read in conjunction with, the following:

•	SVF 3’s unaudited balance sheet as of March 31, 2022 and the related notes as of March 31, 2022, as filed with SEC in its Quarterly Report on Form 10-Q on May 13, 2022.

•	Warehouse’s unaudited consolidated balance sheet as of March 26, 2022 and the related notes, incorporated by reference into this Report.

The unaudited pro forma condensed combined statement of operations for the six months ended March 26, 2022 has been prepared using, and should be read in conjunction with, the following:

•	SVF 3’s audited statement of operations for the year ended December 31, 2021 and the related notes, as filed with SEC in its Annual Report on Form 10-K on March 23, 2022; and

•	SVF 3’s unaudited statement of operations for the nine months ended September 30, 2021 and the related notes, as filed with SEC in its Quarterly Report on Form 10-Q on January 26, 2022; and

•	SVF 3’s unaudited statement of operations for the three months ended March 31, 2022 and the related notes, as filed with SEC in its Quarterly Report on Form 10-Q on May 13, 2022; and

•	Warehouse’s unaudited consolidated statement of operations for the six months ended March 26, 2022 and the related notes, incorporated by reference into this Report.

The unaudited pro forma condensed combined statement of operations for the year ended September 25, 2021 has been prepared using, and should be read in conjunction with, the following:

•	SVF 3’s audited statement of operations for the year ended December 31, 2021 and the related notes, as filed with SEC in its Annual Report on Form 10-K on March 23, 2022 ; and

•	Warehouse’s audited consolidated statement of operations for the year ended September 25, 2021 and the related notes, incorporated by reference into this Report.

Management of SVF 3 and Warehouse has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as based on the statutory rate in effect for the historical periods presented, as management believes income tax adjustments to not be meaningful given the combined entity incurred significant losses during the historical periods presented.

SVF 3 and Warehouse have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Business Combination and related transactions occurred on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Symbotic Inc. They should be read in conjunction with the historical financial statements and notes thereto of SVF 3 and Warehouse.

The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and is subject to change as additional information becomes available and analyses are performed.

2.	Accounting Policies

Upon consummation of the Business Combination, management has performed a comprehensive review of the two entities’ accounting policies. Based on its initial analysis, management did not identify any differences in accounting policies that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 26, 2022 are as follows:

(A)

Represents the gross proceeds of $205 million from the issuance of 20,500,000 shares of stock at a subscription price of $10.00 per share, per the terms of the Subscription Agreements. Issuance costs of $2.2 million in connection with the Subscription Agreements are included in the transaction costs discussed in (E) below.

(B)

Reflects the gross proceeds of $200 million from the issuance of 20,000,000 shares, pursuant to the Forward Purchase Agreement, of SVF 3 Class A common stock at a purchase price of $10.00 per share. Issuance costs of $0.02 million in connection with the funding are included in the transaction costs discussed in (E) below.

(C)

Reflects the exercise of 267,281 Class A warrant units, in connection with the MAA signed with Walmart on May 20, 2022. The warrants were exercised for an additional $103.9 million representing the full purchase price, at $389.03 per unit.

(D)

Reflects the reclassification of approximately $320 million of cash and cash equivalents held in SVF 3’s Trust Account at the balance sheet date that became available for general corporate use by the Post-Combination Company which has been reduced by the redemptions discussed in (M) below.

(E)

Reflects the settlement of $73.3 million of transaction costs in connection with the Business Combination, of which $10.8 million has already been incurred and reflected in their historical financial statements as of March 26, 2022. This adjustment reflects the settlement of estimated remaining transaction costs to be incurred as part of the merger totaling $62.5 million, consisting of $9.4 million of deferred underwriting fees, $38.5 million of equity issuance costs and $14.6 million of transaction costs to be expensed as incurred. Equity issuance costs includes $2.2 million and approximately $0.02 million related to Subscription Agreements and Forward Purchase Agreement, respectively.

(F)

Represents the settlement of $2 million working capital loan by the issuance of Post-Combination Company’s Class A common stock and remaining $1 million were settled as part of settlement of liabilities at close.

(G)	Reflects the settlement of SVF 3’s historical liabilities and repayment of working capital of $1 million that were settled at the Closing.

(H)	Reflects the reclassification of approximately $320 million of SVF 3 Class A ordinary shares subject to possible redemption to permanent equity.

(I)

Reflects the conversion of SVF 3 Class A ordinary shares and Class B ordinary shares into the Post-Combination Company’s shares of Class A common stock and Class B common stock, respectively, at the Closing. At the Domestication, 4.8 million SVF 3 Class B ordinary shares and 0.6 million Private Placement Shares are converted to the Post-Combination Company’s Class B common stock and Class A common stock, respectively. Subsequently, all shares of the Post-Combination Company’s Class B common stock were converted into shares of the Post-Combination Company’s Class A common stock.

(J)	Reflects the reclassification of SVF 3’s historical accumulated deficit to additional paid in capital.

(K)

Represents recapitalization of Warehouse equity after the Repurchase Amount of $300 million and issuance of 477,777,598 of the Post-Combination Company’s common stock consisting of 60,844,573 shares of Class V-1 common stock and 416,933,025 units of Class V-3 common stock, based on Exchange Ratio.

(L)	Reflects the recognition of noncontrolling interests as a result of the Up-C structure.

The noncontrolling interest was classified within permanent equity on the unaudited pro forma condensed combined balance sheet as New Symbotic Holdings LLC Agreement limits the amount of cash delivered in a redemption request to the proceeds to be received from a new permanent equity offering.

(M)

Reflects the redemption of 27,459,854 SVF 3’s Public Shares for aggregate redemption payments of $274.8 million at a redemption price of approximately $10.00 per share and allocated to Class A common stock and additional paid-in capital using par value $0.0001 per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended March 26, 2022 and twelve months ended September 25, 2021 are as follows:

(AA)	Reflects elimination of interest income earned on Investments held in Trust Account.

(BB)	Reflects the portion of estimated transaction costs not eligible for capitalization of $14.6 million. This is a non-recurring item.

(CC)	Reflects reversal of expenses incurred in relation to the Administrative Services Agreement that ceased upon close of the Business Combination.

(DD)	Reflects the recognition of net income attributable to noncontrolling interests as a result of the Up-C structure.

4.	Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since September 27, 2020. As the Business Combination and related proposed equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

(in thousands, except share and per share data)	For Six Months Ended March 26, 2022	For the Year Ended September 25, 2021
Pro forma net loss attributable to stockholders	(5,502)	(27,036)
Weighted average shares outstanding of common stock - class A common stock (1) (2)(3)	50,664,146	50,664,146
Net loss per share (basic and diluted) attributable to class A common stock (4)	$(0.11)	$(0.53)
Potential anti-dilutive instruments not considered
Earnout Interests and unvested Sponsor Shares (2)	23,616,000	23,616,000
Warrants (3)	15,870,411	15,870,411

Total	39,486,411	39,486,411

(1)	The class V-1 and V-3 common stock issued for consideration are non-economic and as such are excluded from the earnings per share calculation.
(2)

Weighted average shares outstanding of class A common stock excludes approximately 20,000,000 Earnout Interests and 3,616,000 Sponsor Shares subject to vesting based on achievement of certain share price targets.

(3)	Weighted average shares outstanding of class A common stock excludes approximately 15,870,411 unvested warrants for Symbotic Holdings common units.
(4)

Diluted loss per common share is the same as basic loss per common share as all potential common shares (including exchangeable NCI) are antidilutive in any period where the Post-Combination Company has a loss.